Exhibit 5.1

K&L Gates LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104

(206) 623-7580

June 25, 2010

TrueBlue, Inc.

1015 A Street

Tacoma, Washington 98402

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to TrueBlue, Inc., a Washington corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”), as amended, for the registration of (1) 500,000 shares of the Company’s common stock, no par value, under the company’s 2005 Long-Term Equity Incentive Plan; and (2) 1,000,000 shares of the Company’s common stock, no par value (collectively, the “Shares”), under the Company’s 2010 Employee Stock Purchase Plan (collectively with the Long-Term Equity Incentive Plan, the “Plans”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined (a) the Registration Statement, (b) the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan, (c) the Company’s 2010 Employee Stock Purchase Plan, (d) the Company’s Amended and Restated Articles of Incorporation, (e) the Company’s Amended and Restated Bylaws, and (f) the corporate resolutions and other action of the Company that authorize and provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. As to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions. Our opinion set forth below is limited to the laws of the State of Washington.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Plans, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

K&L Gates LLP